Exhibit 10.1

ANALOGIC CORPORATION

NON-QUALIFIED STOCK OPTION PROGRAM FOR NON-EMPLOYEE

DIRECTORS

1. Purpose

The purpose of this Non-Qualified Stock Option Program for Non-Employee Directors is to attract and retain the services of experienced and knowledgeable independent directors for the benefit of the Company and its stockholders and to provide additional incentives for such independent directors to continue to work for the best interests of the Company and its stockholders through continuing ownership of its common stock.

2. Definitions

As used herein, each of the following terms has the indicated meaning:

“2009 Stock Incentive Plan” means the Company’s 2009 Stock Incentive Plan, as such plan may be amended from time to time.

“Company” means Analogic Corporation.

“Fair Market Value” means the closing price of the Company’s Shares on the NASDAQ or such other national securities exchange on which the Shares may be traded on the date of the granting of the Option.

“Option Exercise Period” means the period commencing one (1) year after the date of grant of an Option pursuant to this Program and ending ten (10) years from the date of grant.

“Program” means this Non-Qualified Stock Option Program for Non-Employee Directors.

“Shares” means the Common Stock, $.05 par value, of the Company.

Capitalized terms undefined herein shall have the meanings ascribed to them in the 2009 Stock Incentive Plan.

3. Administration of the Program

The Program shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”). The Compensation Committee shall, subject to the provisions of the Program, grant options under the Program and shall have the power to construe the Program, to determine all questions as to eligibility, and to adopt and amend such rules and regulations for the administration of the Program as it may deem desirable.

4. Participants; Grant of Option

Options will be granted under the Program only to directors of the Company who are not otherwise employees of the Company (“Non-Employee Directors”). Each new Non-Employee Director who is elected to the Board shall be granted an option to acquire 5,000 Shares (subject to appropriate adjustment for all stock splits, dividends, combinations, recapitalizations and the like with respect to the Shares), effective as of the date he or she is first elected to the Board. Every four (4) years from the date on which a Non-Employee Director was last granted a Non-Employee Director option under this Program, that Non-Employee Director shall be granted an option to acquire 5,000 Shares (subject to appropriate adjustment for all stock splits, dividends, combinations, recapitalizations and the like with respect to the Shares), effective as of the date of that fourth anniversary. The foregoing grants shall be made automatically without further action by the Committee, and the Company shall take such steps as are reasonably necessary to effectuate such grants.

5. Terms of Options and Limitations Thereon

(a) Option Agreement. Each Option granted under this Program shall be evidenced by an Option agreement between the Company and the Participant and shall be upon such terms and conditions not inconsistent with this Program, as the Compensation Committee may determine.

(b) Price. The exercise price of each Option granted under this Program shall be the Fair Market Value.

(c) Departure from Board. If a person to whom an Option has been granted (i) retires or dies during the Option Exercise Period, such Option shall be exercisable by him or her or by the executors, administrators, legatees or distributees of his or her estate until the 12-month anniversary of his or her retirement or death; and (ii) if a person to whom an Option has been granted ceases to be a Non-Employee Director of the Corporation for any reason other than retirement or death, such Option shall be exercisable until the seven-month anniversary of the date such person ceased to be a Non-Employee Director.

6. Vesting. Options granted under this Program may be exercised during the Option Exercise Period with respect to the following indicated percentage of the total number of shares of Stock subject to the Option at the expiration of the following indicated periods from the date of grant of the Option: 33 1/3% of the number of Shares subject to the Option one (1) or more years after the date of grant; 66 2/3% of the number of Shares subject to the Option two (2) or more years after the date of grant; and 100% of the Shares of Stock subject to the Option three (3) or more years after the date of grant; provided, however, if one of the events referred to in clauses (i) and (ii) of Paragraph 5(c) occurs, the Option shall be exercisable during the specified period following the cessation of the Participant’s membership on the Board of Directors only as to the number of Shares as to which it was exercisable immediately prior to said cessation.

7. No Rights Other Than Those Expressly Created

Other than Non-Employee Directors, no person affiliated with the Company or any Subsidiary or any other person shall have any claim or right to be granted an Option hereunder. Neither this Program nor any action taken hereunder shall be construed as (i) giving any Participant any right to continue to be affiliated with Company, (ii) giving any Participant any equity or interest of any kind in any assets of the Company, or (iii) creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person. No Participant shall have any of the rights of a stockholder with respect to Shares covered by an Option until such time as the Option has been exercised and Shares have been issued to such person.

8. 2009 Stock Incentive Plan. This Program shall be subject to the terms and conditions of the 2009 Stock Incentive Plan, and all Options granted under the Program shall be made pursuant to the 2009 Stock Incentive Plan.

9. Effective Date; Amendment; Termination

(a) The effective date of this Program is June 4, 2012.

(b) The date of grant of any Option granted hereunder shall be as set forth in Paragraph 4 of this Program.

(c) The Board of Directors may at any time, and from time to time, amend, suspend or terminate this Program in whole or in part. No such amendment, suspension or termination of this Program shall affect the rights of any person to whom an Option has been granted prior to the date of such amendment, suspension, or termination.

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